Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement on Form F-3 of our report dated February 8, 2007, relating to the financial statements of Scopus Video Networks Ltd. appearing in the annual report on Form 20-F of Scopus Video Networks Ltd. for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Brightman Almagor & Co.

Brightman Almagor & Co.
A member of Deloitte Touche Tohmatsu

Tel Aviv, Israel
October 16, 2007